As filed with the Securities and Exchange Commission on August 2, 2022.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ARRIVAL
(Exact Name of Registrant as Specified in Its Charter)
Grand Duchy of Luxembourg	98-1569771
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
60A, rue des Bruyères
L-1274 Howald,
Grand Duchy of Luxembourg
+352 26845062
(Address and telephone number of Registrant’s principal executive offices)
Daniel Chin
General Counsel
60A, rue des Bruyères
L-1274 Howald
Grand Duchy of Luxembourg
Tel: +352 26845062
(Name, address, and telephone number of agent for service)
Copies to:
Michael Z. Bienenfeld, Esq.
Jeffrey Cohen, Esq.
Linklaters LLP
1 Silk Street
London, EC2Y 8HQ
Tel: +44 20 7456 2000
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 2, 2022
PROSPECTUS

ARRIVAL

US$300,000,000

Ordinary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants
Rights
Units
We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The supplement and any related free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of our securities.
We may offer and sell the securities described in this prospectus, any prospectus supplement and any related free writing prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus, the applicable prospectus supplement and any related free writing prospectus describing the method and terms of the offering of such securities.
Our registration of the securities covered by this prospectus does not mean that either we will issue, offer or sell, as applicable, any of the securities.
Our Ordinary Shares are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “ARVL.” On August 1, 2022, the last reported sale price of our Ordinary Shares as reported on Nasdaq was $1.58 per Ordinary Share. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND ANY RISK FACTORS DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND IN OUR SEC FILINGS THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2022

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We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS
You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus, including information incorporated herein or therein, or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
We have not authorized any other person to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.
The information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and/or prospects may have changed materially since those dates. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you, and you may obtain copies of those documents as described under “Where You Can Find More Information.”
For investors outside the United States: We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.
When we refer to “Arrival,” “we,” “our,” “us” and the “Company” in this prospectus, any applicable prospectus supplement or any related free writing prospectus we mean Arrival unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PRESENTATION OF FINANCIAL INFORMATION
The consolidated financial statements of Arrival have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.
In this prospectus, any applicable prospectus supplement or any related free writing prospectus, references to “Euro,” “EUR” and “€” are to the single currency adopted by participating member states of the European Union relating to Economic and Monetary Union and references to “$,” “US$” and “U.S. Dollars” are to the lawful currency of the United States of America. Unless otherwise noted, all financial information for Arrival provided in this prospectus, any applicable prospectus supplement or any related free writing prospectus is denominated in Euros.
Certain amounts described in this annual report have been expressed in U.S. Dollars for convenience and, when expressed in U.S. Dollars in the future, such amounts may be different from those set forth in this prospectus, any applicable prospectus supplement or any related free writing prospectus due to intervening exchange rate fluctuations. Certain amounts that appear in this prospectus, any applicable prospectus supplement or any related free writing prospectus may not sum due to rounding.
On June 3, 2022, shareholders of Arrival approved the change of currency of the issued share capital of Arrival from Euros to U.S. Dollars.

INDUSTRY AND MARKET DATA
In this prospectus, any applicable prospectus supplement or any related free writing prospectus and the information incorporated by reference herein, we present industry data, information and statistics regarding the markets in which Arrival competes as well as Arrival’s analysis of statistics, data and other information provided by third parties relating to markets, market sizes, market shares, market positions and other industry data pertaining to Arrival’s business and markets. Such information is supplemented where necessary with Arrival’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and Arrival’s management’s judgment where information is not publicly available.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, any applicable prospectus supplement or any related free writing prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

ABOUT THE COMPANY
Arrival
Overview
Arrival was founded with a mission to transform the design, assembly and distribution of commercial electric vehicles (“EVs”) and accelerate the mass adoption of EVs globally. The initial focus for Arrival is the production of commercial EV vans, buses and cars. Arrival believes this segment of the automotive market is currently underserved by other EV manufacturers and is a global market with significant scale opportunities. Arrival also believes the commercial vehicle segment will move quickly to EVs, and that this migration will be supported worldwide by local, state, and national government policies that either encourage EV usage via subsidies or enact usage taxes on fleet operators who continue to operate fossil fuel vehicles. Arrival also believes that commercial fleet operators will be attracted to Arrival’s vehicles in particular, because of their attractive total cost of ownership. Commercial fleet operators have well-understood range requirements, and the vehicles typically return to a central depot every evening where the vehicles can be charged overnight. For these reasons, Arrival expects the commercial vehicle fleets to migrate to EVs even more quickly than automotive retail segments.
Corporate Information
The Company was incorporated under the laws of the Grand Duchy of Luxembourg on October 27, 2020 as a joint stock company (société anonyme) having its registered office at 60A, rue des Bruyères, L-1274 Howald, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies (Registre de Commerce et des Sociétés de Luxembourg) under number B 248209. The Company’s principal website address is www.arrival.com. We do not incorporate the information contained on, or accessible through, the Company’s website into this prospectus, any applicable prospectus supplement or any related free writing prospectus and you should not consider it a part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.
Implications of Being a “Foreign Private Issuer” and a “Controlled Company”
The Company is considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934 (the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that as long as the Company qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•
the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.
The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus and plans to continue to do so in any applicable prospectus supplement and any related free writing prospectus. Accordingly, the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a foreign private issuer, the Company is permitted to follow certain Luxembourg corporate governance practices in lieu of certain listing rules of Nasdaq, or “Nasdaq Listing Rules”. The Company plans to follow the corporate governance requirements of the Nasdaq Listing Rules, except that it intends to follow Luxembourg practice with respect to quorum requirements for shareholder meetings in lieu of the requirement under Nasdaq Listing Rules that the quorum be not less than 33 1/3% of the outstanding voting shares. Under the Company’s articles of association, at an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. In addition, under the Company’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of our issued share capital unless otherwise mandatorily required by law.
For purposes of the Nasdaq Listing Rules, the Company will be a “controlled company.” Under Nasdaq Listing Rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. As of July 1, 2022, Kinetik S.à r.l. and affiliated entities own 69.2% of the outstanding Ordinary Shares. Accordingly, although the Company will be eligible to take advantage of certain exemptions from certain Nasdaq corporate governance standards, it currently does not intend to do so except for the quorum requirement discussed above.
Securities Offered
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement and/or any related free writing prospectus.

RISK FACTORS
Investing in our securities involves risks. Please carefully consider the risk factors described in the applicable prospectus supplement and any related free writing prospectus and described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus together with any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with a specific offering. You should be able to bear a complete loss of your investment. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus, any applicable prospectus supplement or any related free writing prospectus and the documents incorporated by reference into each of the foregoing constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:
•	the risk that Arrival is an early stage company and expects to incur significant expenses and continuing losses for the foreseeable future;
•	the risk that Arrival has a limited operating history and has not yet manufactured or sold any production vehicles to customers and may never develop or manufacture any vehicles;
•	the ability to raise additional capital necessary to execute its business plan, which may not be available on acceptable terms or at all;
•	the risk that the period of time from the receipt of orders to implementation and delivery is long and the orders are subject to risks of cancellation or postponement;
•	the risk that the market for commercial electric vehicles may not develop as Arrival expects or may develop more slowly than Arrival expects;
•	the risk that Arrival’s orders from United Parcel Service General Services Co., LeasePlan and Anaheim Transportation network may be cancelled, modified, or delayed;
•	the risk that certain of Arrival’s strategic development and deployment arrangements could be terminated or may not materialize into long-term contract partnership arrangements;
•
Arrival’s ability to execute its microfactory production model on a large scale is unproven and still evolving and this production model may lead to increased costs, as well as delayed and/or reduced production of its vehicles;

•	regulatory requirements or infrastructure limitations outside Arrival’s control that may slow market adoption of electric vehicles;
•	the risk that Arrival may be impacted by overall economic conditions, particularly in the markets in which Arrival plans to operate;
•	the ability to maintain relationships with Arrival’s existing suppliers, source suppliers for Arrival’s critical components and complete building out Arrival’s supply chain;
•	the ability to sell products to large corporations with substantial negotiating power and exacting standards;
•	the risk that Arrival may not be able to establish and maintain confidence in its long-term business prospects among customers and analysts and within its industry or is subject to negative publicity;
•	the risk that as it expands into new territories, Arrival may encounter stronger market resistance than it currently expects; and
•	the risk that because Arrival has grown its business rapidly and expects to continue to expand its operations, it could fail to manage its growth effectively.
These and other factors are more fully discussed under “Risk Factors,” as well as in our most recent Annual Report on Form 20-F for the year ended December 31, 2021, and in other documents that we may file with the

SEC, all of which you should review carefully. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus, any applicable prospectus supplement or any related free writing prospectus. Please consider our forward-looking statements in light of these risks as you read this prospectus, the documents incorporated by reference herein, any prospectus supplement and any related free writing prospectus.
You should not place undue reliance on these forward-looking statements because they are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus, any applicable prospectus supplement, any related free writing prospectus or elsewhere might not occur.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereby and any applicable prospectus supplement will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

CAPITALIZATION
Information on our consolidated capitalization and indebtedness will be contained, if necessary in a prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
The following summary describes our share capital and the material provisions of our articles of association. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Ordinary Shares
Share Capital
Our issued share capital consists of 657,661,077 Ordinary Shares, with an accounting par value per share.
Our authorized share capital, including the issued share capital, consists of 2,700,000,000 Ordinary Shares, with an accounting par value per share. As of June 30, 2022, there were 638,237,901 Ordinary Shares outstanding and 2,391,666 warrants outstanding. In addition, an aggregate of $320,000,000 convertible senior notes due 2026 have been issued, which will be convertible into a maximum of 33,684,200 Ordinary Shares, which are reserved for issuance (within the meaning of article 420-27 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “1915 Law”)), therefore reducing the available amount of the authorized capital.
Unless otherwise indicated, all information contained in this prospectus, including the number of Ordinary Shares that will be outstanding after this offering, assumes no exercise of the outstanding warrants or options described above.
Share Issuances
Pursuant to Luxembourg law, the issuance of Ordinary Shares requires approval by the extraordinary general meeting of shareholders subject to necessary quorum and majority requirements. The general meeting of shareholders may approve an authorized capital and authorize the Board of Directors to increase the issued share capital in one or several tranches with or without share premium, against payment in cash or in kind, by conversion of claims on the Company or in any other manner for any reason whatsoever including: (i) issue subscription and/or conversion rights in relation to new shares or instruments within the limits of the authorized capital under the terms and conditions of warrants (which may be separate or linked to shares, bonds, notes or similar instruments issued), convertible bonds, notes or similar instruments; (ii) determine the place and date of the issue or successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new shares and instruments; and (iii) remove or limit the statutory preferential subscription right of the shareholders in case of issue against payment in cash or shares, warrants (which may be separate or attached to shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments up to the maximum amount of such authorized capital for a maximum period of five years after either the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg official gazette (Recueil Electronique des Sociétés, “RESA”) or the date of such minutes, if the articles of association provide so. The general meeting may amend, renew, or extend such authorized capital and such authorization to the Board of Directors to issue Ordinary Shares.
In addition, the general meeting of shareholders may authorize the Board of Directors to make an allotment of existing or newly issued shares without consideration to: (a) employees of the Company or certain categories amongst those; (b) employees of companies or economic interest groupings in which the Company holds directly or indirectly at least fifty per cent (50%) of the share capital or voting rights; (c) employees of companies or economic interest groupings in which at least fifty per cent (50%) of the share capital or voting rights is held directly or indirectly by a company which holds directly or indirectly at least fifty per cent (50%) of the share capital; and (d) members of the corporate bodies or of the companies or economic interest groupings listed in points (b) and (c) above or certain categories amongst those, for a maximum period of five years after the date that the minutes of the relevant general meeting approving such authorization are published in the Luxembourg RESA.
The Company recognizes only one (1) holder per ordinary share. In case an ordinary share is owned by several persons, they shall appoint a single representative who shall represent them in that respect. The Company has the right to suspend the exercise of all rights attached to that share, except for relevant information rights, until such representative has been appointed.

Upon the consummation of the business combination, the Board of Directors resolved on the issuance of Ordinary Shares out of the authorized capital (capital autorisé) in accordance with the quorum and voting thresholds set forth in the articles of association and applicable law. The Board of Directors also resolved on the applicable procedures and timelines to which such issuance will be subjected. If the proposal of the Board of Directors to issue new Ordinary Shares exceeds the limits of the Company’s authorized share capital, the Board of Directors must then convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association. If the capital call proposed by the Board of Directors consists of an increase in the shareholders’ commitments, the Board of Directors must convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.
Preemptive Rights
Under Luxembourg law, existing shareholders benefit from a statutory preemptive subscription right on the issuance of Ordinary Shares for cash consideration. However, our shareholders have, in accordance with Luxembourg law, authorized the Board of Directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the Board of Directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of Ordinary Shares within the scope of our authorized share capital. The general meeting of shareholders duly convened to consider an amendment to the articles of association also may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend, or extend them, in each case for a period not to exceed five years. Such Ordinary Shares may be issued above, at, or below market value, and, following a certain procedure, even below the nominal value or below the accounting par value per ordinary share. The Ordinary Shares also may be issued by way of incorporation of available reserves, including share premium.
Share Repurchases
The Company cannot subscribe for its own Ordinary Shares. The Company may, however, repurchase issued Ordinary Shares or have another person repurchase issued Ordinary Shares for its account, subject to the following conditions:
•	prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:
•	the terms and conditions of the proposed repurchase and, in particular, the maximum number of Ordinary Shares to be repurchased;
•	the duration of the period for which the authorization is given, which may not exceed five years; and
•
the shares repurchases, taking into account the treasury shares held pursuant to previous redemptions, may not have the effect of reducing the net assets below the thresholds set forth in article 430-15 of the 1915 Law;

•	only fully paid-up Ordinary Shares may be repurchased;
•
the voting and dividend rights attached to the repurchased shares will be suspended as long as the repurchased Ordinary Shares are held by the Company; and the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to our shareholders.

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, the Board of Directors is authorized to acquire and sell Ordinary Shares under the conditions set forth in article 430-15 of the 1915 Law. Such purchases and sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force. The purchase price per ordinary share to be determined by the Board of Directors or its delegate shall represent not more than the fair market value of such ordinary share.

In addition, pursuant to Luxembourg law, the Company may directly or indirectly repurchase Ordinary Shares by resolution of the Board of Directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the Board of Directors to be necessary to prevent serious and imminent harm to us, or if the acquisition of Ordinary Shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with it (i.e., its subsidiaries or controlling shareholder) or in any of the circumstances listed in article 430-16 of the 1915 Law.
Voting rights
Each Ordinary Share entitles the holder thereof to one vote. Neither Luxembourg law nor the articles of association contain any restrictions as to the voting of Ordinary Shares by non-Luxembourg residents. The 1915 Law distinguishes general meetings of shareholders and extraordinary general meetings of shareholders with respect to voting rights.
Meetings
Ordinary General Meeting
At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”
Extraordinary General Meeting
Extraordinary resolutions are required for any of the following matters, among others (i) an increase or decrease of the authorized or issued capital, (ii) a limitation or exclusion of preemptive rights, (iii) approval of a statutory merger or de-merger (scission), (iv) the Company’s dissolution and liquidation, (v) any and all amendments to our articles of association and (vi) change of nationality. Pursuant to our articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least one half of our issued share capital unless otherwise mandatorily required by law. If the said quorum is not present, a second meeting may be convened, for which 1915 Law does not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting, except otherwise provided by law, by at least a two-thirds majority of the votes validly cast on such resolution by shareholders. Abstentions are not considered “votes.”
Annual Shareholders Meetings
An annual general meeting of shareholders shall be held in the Grand Duchy of Luxembourg within six months of the end of the preceding financial year.
Warrants
Pursuant to the agreement entered into on March 24, 2021 by the Company, Arrival Vault and Continental Stock Transfer & Trust Company as warrant agent (the “Assignment, Assumption and Amendment Agreement”), Arrival Vault assigned to the Company all of Arrival Vault’s right, title and interest in and to the existing warrant agreement, dated December 12, 2019, by and between Arrival Vault and Continental Stock Transfer & Trust Company, as warrant agent, governing Arrival Vault’s warrants (the “Warrant Agreement”) and the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of Arrival Vault’s liabilities and obligations under the existing Warrant Agreement arising from and after the effective time of the business combination.
Each Warrant is exercisable to purchase one Ordinary Share and only whole warrants are exercisable. The exercise price of the Warrants is $11.50 per share, subject to adjustment as described in the Warrant Agreement. A Warrant may be exercised only during the period commencing on the date that is thirty (30) days after the business combination, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the business combination completed, (y) the liquidation of the Company, or (z) the redemption date as provided in Section 6.3 of the Warrant Agreement.
Redemptions of Warrants for Cash
Pursuant to the Warrant Agreement, once the Warrants become exercisable, they may be redeemed (i) in whole and not in part, (ii) at a price of $0.01 per Warrant, (iii) upon not less than 30 days’ prior written notice of redemption to each Warrant holder, and (iv) if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per Ordinary Share for any 20 trading days within a 30-trading day period ending three business days before sending the notice of redemption to each Warrant holder.

If the Warrants are called for redemption for cash, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the Warrant Agreement.
Redemption of Warrants for Shares
Commencing 90 days after the Warrants become exercisable, the Company may redeem the outstanding Warrants (i) in whole and not in part, (ii) at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Warrants prior to redemption and receive that number of shares to be determined, based on the redemption date and the fair market value of the shares, (iii) if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the notice of redemption to the Warrant holders is sent, and (iv) if, and only if, there is an effective registration statement covering the shares issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.
The Warrants are exercisable on a cashless basis and are non-redeemable (except as mentioned above) so long as they are held by the initial purchasers or their permitted transferees. If the Warrants are held by someone other than the initial purchasers or their permitted transferees, the Warrants will be redeemable and exercisable by such holders.
Dividends
From the annual net profits, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each Ordinary Share entitling to the same proportion in such distributions.
The Board of Directors may resolve that the Company pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the 1915 Law and the articles of association. The Board of Directors shall set the amount and the date of payment of the interim dividend.
Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and the articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to the accounts.

DESCRIPTION OF DEBT SECURITIES
We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.
The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.
General
Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.
Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.
The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:
•	the title and form of the debt securities;
•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;
•
the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;
•	the rate or rates at which the debt securities will bear interest;
•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;
•	the place or places where we must pay the principal and any premium or interest on the debt securities;
•	the terms and conditions on which we may redeem any debt security, if at all;
•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;
•	the denominations in which we may issue the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;
•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;
•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;
•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, ordinary shares, other debt securities and/or other securities or property;
•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;
•	the subordination provisions that will apply to any subordinated debt securities;
•	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and
•	the covenants that will apply to the debt securities.
We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. Dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities. The prospectus supplement will describe the U.S. federal income tax considerations applicable to any debt securities that may not be characterized as debt for U.S. federal income tax purposes.
The Indentures
The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.
Subordinated Debt Securities
The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Transfer and Exchange
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for Ordinary Shares or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.
Consolidation, Merger and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:
•	the successor assumes our obligations under the debt securities and the indentures; and
•	we meet the other conditions described in the indentures.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;
•	failure to pay any principal or deposit any sinking fund payment when due;
•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and
•	any other event of default specified in the prospectus supplement.
If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
•	the holder has previously given the trustee written notice of a continuing event of default;
•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and
•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
We and the trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:
•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;
•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose; or
•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities the holders of which are required to consent to any supplemental indenture.
Defeasance
To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
•	to maintain a registrar and paying agents and hold monies for payment in trust;
•	to register the transfer or exchange of the notes; and
•	to replace mutilated, destroyed, lost or stolen notes.
In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:
•	no event of default shall have occurred or be continuing;
•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law which, in the opinion of our counsel, provides that beneficial owners of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.
Title
We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, and will be subject to mandatory provisions applicable to such indentures and debt securities of Luxembourg law.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, Ordinary Shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the debt securities, Ordinary Share or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. Dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
•	a discussion of any material U.S. federal income tax considerations applicable to the warrants; and
•	any other specific terms of the warrants.
The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more Ordinary Share, debt securities, warrants or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the Ordinary Shares, debt securities, warrants and/ or purchase contracts comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS
We may offer rights to purchase our Ordinary Shares and/or debt securities in one or more series. Rights may be offered independently or together with our Ordinary Shares, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.
The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:
•	the date for determining the persons entitled to participate in the rights distribution;
•	the price, if any, per right;
•	the exercise price payable for each share of Ordinary Share or debt security upon the exercise of the rights;
•	the number of rights issued or to be issued to each holder;
•	the number and terms of the shares of Ordinary Share or debt securities that may be purchased per each right;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;
•	the number of rights outstanding, if any;
•	a discussion of any material U.S. federal income tax considerations applicable to the rights;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.
The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

FORM OF SECURITIES
Each debt security, warrant and unit will be represented either by one or more global securities representing the entire issuance of securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.
No global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:
•	the depositary is unwilling or unable to continue as depositary; or
•	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.
The depositary will determine how all securities issued in exchange for a global security will be registered.
As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any securities registered in their names, will not receive physical delivery of certificated securities and will not be considered to be the owners or holders of the global security or underlying securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.
Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.
The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

MATERIAL LUXEMBOURG INCOME TAX CONSIDERATIONS
The following is a general description of certain Luxembourg tax considerations relating to the Company and the holders of Ordinary Shares, warrants, debt securities, units and rights. It does not purport to be a complete analysis of all tax considerations in relation to the Ordinary Shares, warrants, debt securities, units and rights. Holders of the Company’s securities should consult their own tax advisors as to which countries’ tax laws could be relevant to acquiring, holding and disposing of the securities and the consequences of such actions under the tax laws of those countries. This overview is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date, even with retroactive effect.
The comments below are intended as a basic overview of certain tax consequences in relation to the Company and the purchase, ownership and disposition of Ordinary Shares, warrants, debt securities, units and rights under Luxembourg law. Persons who are in any doubt as to their tax position should consult a professional tax advisor.
Withholding taxation
Any dividend distributed by the Company to its shareholders will in principle be subject to a 15% withholding tax unless an exemption or a treaty reduction applies.
Payments of interest on the debt securities (including accrued but unpaid interest) as well as a repayment of principal will not be subject to Luxembourg withholding tax under Luxembourg tax law currently in effect and subject to certain exceptions described below.
In accordance with the law of 23 December 2005, as amended, interest payments made by Luxembourg paying agents to Luxembourg individual residents are subject to a 20%. withholding tax (the “20% Luxembourg Withholding Tax”). Responsibility for withholding such tax will be assumed by the Luxembourg paying agent.
Luxembourg taxation of the holders
Luxembourg tax residence of the holders
Holders will not be deemed to be resident, domiciled or carrying on business in Luxembourg solely by reason of holding, execution, performance, delivery, exchange and/or enforcement of the Ordinary Shares, warrants, debt securities, units and rights.
Taxation of Luxembourg non-residents
Holders who are non-residents of Luxembourg and who do not have a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg with which the holding of the Ordinary Shares, warrants, debt securities, units and rights is connected, are not liable to any Luxembourg income tax, whether they receive payments upon redemption, repurchase or repayments of the Ordinary Shares, warrants, debt securities, units and rights, or realize capital gains on the sale of any Ordinary Shares, warrants, debt securities, units and rights, unless they sell a participation of more than 10% in the Company or their warrants, debt securities, units and rights within six months of their acquisition.
Taxation of Luxembourg residents
Holders who are Luxembourg resident companies (société de capitaux) or foreign entities which have a permanent establishment or a permanent representative in Luxembourg with which the holding of the Ordinary Shares, warrants, debt securities, units and rights is connected, must include in their taxable income any income (including dividend and accrued interest) and the difference between the sale or redemption price and the lower of the cost or book value of the Ordinary Shares, warrants, debt securities, units and rights sold or redeemed.
Luxembourg resident corporate holders who are family wealth management companies subject to the law of 11 May 2007, as amended, undertakings for collective investment subject to the law of 17 December 2010, as amended, to the law of 13 February 2007, as amended, or to the law of 23 July 2016 on reserved alternative investment funds, as amended, (provided it is not foreseen in the incorporation documents that (i) the exclusive object is the investment in risk capital and that (ii) article 48 of the aforementioned law of 23 July 2016 applies) are tax exempt entities in Luxembourg, and are thus not subject to any Luxembourg tax (i.e., corporate income tax, municipal business tax and net wealth tax), other than the annual subscription tax calculated on their (paid up) share capital (and share premium) or net asset value.

Luxembourg resident individual holders holding the debt securities, warrants, units and rights as private assets are in principle not subject to taxation on capital gains upon the disposal of debt securities, unless such disposal precedes the acquisition of the debt securities or are disposed of within six months of the date of acquisition of these debt securities. Upon redemption, sale or exchange of the debt securities, accrued but unpaid interest will, however, be subject to the 20% Luxembourg Withholding Tax or upon option by the Luxembourg resident individual holder, the 20% Luxembourg Withholding Tax.
Net Wealth Tax
Luxembourg net wealth tax will not be levied on the Ordinary Shares, warrants, debt securities, units and rights held by a corporate holder, unless: (a) such holder is a Luxembourg resident other than a holder governed by: (i) the laws of 17 December 2010 and 13 February 2007 on undertakings for collective investment, as amended; (ii) the law of 22 March 2004 on securitization, as amended; (iii) the law of 15 June 2004 on the investment company in risk capital, as amended; (iv) the law of 11 May 2007 on family estate management companies, as amended; or (v) the law of 23 July 2016 on reserved alternative investment funds, as amended; or (b) such Ordinary Shares, warrants, debt securities, units and rights are attributable to an enterprise or part thereof which is carried on by a non-resident company in Luxembourg through a permanent establishment.
Luxembourg net wealth tax is levied at a 0.5% rate up to EUR 500 million taxable base and at a 0.05% rate on the taxable base in excess of EUR 500 million. Securitization vehicles, investment companies in risk capital (Société d’investissement en capital à risque (SICAR)), a regulated structure designed for private equity and venture capital investments (organized as tax opaque companies), and reserved alternative investment funds subject to the law of 23 July 2016 (provided it is foreseen in the incorporation documents that (i) the exclusive object is the investment in risk capital and that (ii) article 48 of the aforementioned law of 23 July 2016 applies), are subject to net wealth tax up to the amount of the minimum net wealth tax.
The minimum net wealth tax is levied on companies having their statutory seat or central administration in Luxembourg. For entities for which the sum of fixed financial assets, receivables against related companies, transferable securities and cash at bank exceeds 90% of their total gross assets and EUR 350,000, the minimum net wealth tax is currently set at EUR 4,815. For all other companies having their statutory seat or central administration in Luxembourg which do not fall within the scope of the EUR 4,815 minimum net wealth tax, the minimum net wealth tax ranges from EUR 535 to EUR 32,100, depending on the company’s total gross assets.
Other Taxes
No stamp, value, issue, registration, transfer or similar taxes or duties will be payable in Luxembourg by Noteholders in connection with the issue of the Ordinary Shares, warrants, debt securities, units and rights, nor will any of these taxes be payable as a consequence of a subsequent transfer, exchange or redemption of the Ordinary Shares, warrants, debt securities, units and rights, unless the documents relating to the Ordinary Shares, warrants, debt securities, units and rights are (i) voluntarily offered in Luxembourg or (ii) appended to a document that requires obligatory registration in Luxembourg.
There is no Luxembourg value added tax payable in respect of payments in consideration for the issuance of the Ordinary Shares, warrants, debt securities, units and rights or in respect of the payment under the Ordinary Shares, warrants, debt securities, units and rights or the transfer of the Ordinary Shares, warrants, debt securities, units and rights. Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to the Company if, for Luxembourg value added tax purposes, such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg value added tax does not apply with respect to such services.
No Luxembourg inheritance tax is levied on the transfer of the Ordinary Shares, warrants, debt securities, units and rights upon the death of a holder in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes. Where a holder is a resident of Luxembourg for tax purposes at the time of his death, the Ordinary Shares, warrants, debt securities, units and rights are included in his taxable estate for inheritance tax assessment purposes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax considerations to U.S. holders (as defined below) relating to the acquisition, ownership and disposition of the Ordinary Shares or debt securities as of the date hereof. The discussion deals only with initial purchasers of debt securities at their “issue price” (the first price at which a substantial amount of the debt securities are sold for money, excluding sales to underwriters, placement agents or wholesalers) in their initial offering. Further, the discussion below applies only to Ordinary Shares or debt securities that are held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or U.S. holders who are subject to special rules, such as:
•	financial institutions or financial services entities;
•	insurance companies;
•	government agencies or instrumentalities thereof;
•	regulated investment companies and real estate investment trusts;
•	expatriates or former residents of the United States;
•	persons that acquired the Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Ordinary Shares or debt securities;
•	persons holding the Ordinary Shares or debt securities as part of a “straddle,” constructive sale, hedging transaction, integrated transactions or similar transactions;
•	persons whose functional currency is not the U.S. Dollar;
•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;
•	controlled foreign corporations or passive foreign investment companies (“PFICs”);
•
persons required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares or debt securities as a result of such income being recognized on an applicable financial statement;

•	persons actually or constructively owning 10% or more of the Ordinary Shares; or
•	tax-exempt entities.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is the beneficial owner of the Ordinary Shares or debt securities, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. Partners of partnerships holding the Ordinary Shares or debt securities should consult their tax advisors regarding the tax consequences to them of the acquisition, ownership and disposition of the Ordinary Shares or debt securities by the partnership.
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY

SHARES OR DEBT SECURITIES. EACH HOLDER OF THE ORDINARY SHARES OR DEBT SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.
U.S. Holders
This discussion applies to you if you are a U.S. holder. For purposes of this discussion, a U.S. holder means a beneficial owner of the Ordinary Shares or debt securities that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•
a trust if: (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of the Ordinary Shares
Passive Foreign Investment Company Rules
Generally. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules; or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year.
Based on the projected composition of Arrival’s income and assets, including goodwill, and the fact that Arrival is not yet producing revenue from its active operations, Arrival may be classified as a PFIC for its current taxable year and for the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to accurately predict future income and assets relevant to this determination and Arrival provides no assurances that it will make a determination as to its PFIC status in respect of any taxable year. The fair market value of the assets of Arrival is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of Arrival. Further, because Arrival may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that Arrival is a PFIC with respect to any taxable year.
If Arrival is classified as a PFIC in any year with respect to which a U.S. holder holds the Ordinary Shares, Arrival generally will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder holds the Ordinary Shares (unless a purging election is made), regardless of whether Arrival continues to meet the tests described above for treatment as a PFIC in such succeeding years. Under one form of purging election, a “deemed sale” election, a U.S. holder may be able to elect to be treated as having disposed of the Ordinary Shares at their fair market value as of the last day of the last taxable year in which Arrival is classified as a PFIC, triggering gain that would be subject to tax under the excess distribution regime discussed below but terminating treatment of the Ordinary Shares as stock of a PFIC with respect to such U.S. holder. As a result of the purging election, the U.S. holder would have a new basis and holding period in the Ordinary Shares for purposes of the PFIC rules. U.S. holders should discuss the potential availability of a deemed sale election and other purging elections with their own tax advisors.
If Arrival is or becomes a PFIC during any year in which a U.S. holder holds the Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are (i) the excess distribution regime (which is the default regime), (ii) the qualified electing fund (“QEF”) regime, and (iii) the mark-to-market regime. A U.S. holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.
Excess Distribution Regime. If a U.S. holder does not make a QEF election or a mark-to-market election, as described below, such U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of its Ordinary Shares, and (ii) any “excess distribution” it received on its Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on the Ordinary Shares during the preceding three years or its holding period, whichever is shorter). Generally, under this excess distribution regime:
•	the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held its Ordinary Shares;
•	the amount allocated to the current taxable year will be treated as ordinary income; and
•
the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of the U.S. holder’s Ordinary Shares cannot be treated as capital gains, even if it holds the shares as capital assets. Further, no portion of any distribution on the Ordinary Shares will be treated as QDI.
QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. holder makes a timely QEF election with respect to its direct or indirect interest in the stock of a PFIC, the U.S. holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if such amount is not distributed to the U.S. holder. Thus, the U.S. holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. holders should not expect that they will receive cash distributions from Arrival sufficient to cover any U.S. tax liability with respect to such QEF income inclusions. To the extent a U.S. holder makes a QEF election with respect to Arrival and Arrival is not classified as a PFIC in a subsequent year, the U.S. holder will not be required take into account QEF income inclusions for that subsequent year, but the QEF election would remain in effect if Arrival were classified as a PFIC again in the future.
A timely QEF election also allows the electing U.S. holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of the PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to its shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. holder who makes a QEF election with respect to the Ordinary Shares may over time be taxed on amounts that, as an economic matter, exceed Arrival’s net profits.
A U.S. holder’s tax basis in the Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. U.S. holders should consult their tax advisors as to the manner in which QEF income inclusions affect their allocable share of Arrival’s income and their basis in their Ordinary Shares.
In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from Arrival. Arrival will endeavour to provide all of the information that a U.S. holder making a QEF election is required to obtain to make and maintain a QEF election, but there is no assurance that Arrival will timely provide such information. There is also no assurance that Arrival will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if Arrival holds an interest in a lower-tier PFIC (including, without limitation, in any PFIC subsidiaries), U.S. holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which Arrival holds an interest will not qualify as a PFIC. There can be no assurance that a PFIC in which Arrival holds an interest will provide the information necessary for a QEF election to be made by a U.S. holder (in particular if Arrival does not control that PFIC).
Mark-to-Market Regime. Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that the Ordinary Shares, which are expected to be listed on Nasdaq, will qualify as marketable shares for this purpose, but there can be no assurance that the Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, U.S. holders would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. U.S. holders may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of the Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as Arrival) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise U.S. holders to consult their own tax advisor to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election.
PFIC Reporting Requirements. A U.S. holder of the Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such forms are properly filed.
Acquisition, Ownership and Disposition of the Ordinary Shares if Arrival Is Not a PFIC
If Arrival is not a PFIC at all times during the period a U.S. holder held, or is considered to have held, the Ordinary Shares, such U.S. holder will not be subject to the PFIC rules described under “—Passive Foreign Investment Company Rules.” Instead, such U.S. holder will be subject to the following rules.
Distributions on the Ordinary Shares if Arrival Is Not a PFIC
The gross amount of any distribution on the Ordinary Shares that is made out of Arrival’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds Arrival’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange.
Dividends received by non-corporate U.S. holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation as QDI, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There can be no assurances that Arrival will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on Nasdaq (which the Ordinary Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation on QDI regardless of Arrival’s status as a qualified foreign corporation. In addition, QDI treatment will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Notwithstanding the foregoing, Arrival will not constitute a qualified foreign corporation for purposes of these rules if it is treated as a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.”
Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Arrival may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules and may be treated as a deductible non-U.S. tax in computing a U.S. holder’s taxable income for U.S. federal income tax purposes. Recent Treasury regulations may in some circumstances prohibit a U.S. person from claiming a foreign tax credit or a deduction with respect to certain non-U.S. taxes; however, these prohibitions do not apply to the extent that such non-U.S. taxes are treated as creditable under an applicable income tax treaty. For purposes of calculating the U.S. foreign tax credit, dividends paid on the Ordinary Shares generally will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. holders should consult their own tax advisors regarding the availability of the U.S. foreign tax credits or deductions for non-U.S. taxes in their particular circumstances.
Sale, Exchange, Redemption or Other Taxable Disposition of the Ordinary Shares if Arrival Is Not a PFIC
A U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of the Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in the Ordinary Shares. Any gain or loss recognized by a U.S. holder on a taxable disposition of the Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations.
Any gain or loss recognized by a U.S. holder on the sale or exchange of the Ordinary Shares generally will be treated as U.S. source gain or loss. U.S. holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange, redemption or other taxable disposition of the Ordinary Shares.
Additional Reporting Requirements
Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to the Ordinary Shares, subject to certain exceptions (including an exception for the Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold the

Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of the Ordinary Shares.
Taxation of the Debt Securities
Payments of Interest
Interest on a debt security (including any taxes withheld and any additional amounts paid with respect thereto) will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on such holder’s method of accounting for U.S. federal income tax purposes. Interest paid by Arrival on the debt securities constitutes income from sources outside the United States. Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to income attributable to the debt securities.
Sale, Exchange, Retirement or Other Taxable Disposition of the Notes
Upon a sale, exchange, retirement or other taxable disposition of a debt security, a U.S. Holder generally will recognise gain or loss equal to the difference between the amount realised and the U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be its U.S. Dollar cost. The amount realised does not include amounts attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income.
Gain or loss recognised by a U.S. Holder on the sale or retirement of a debt security will generally be U.S. source capital gain or loss and generally will be long-term capital gain or loss if the debt security was held by the U.S. Holder for more than one year. Prospective purchasers should consult their tax advisors as to the foreign tax credit implications of the sale or retirement of debt securities.
Information Reporting and Backup Withholding
Information reporting requirements may apply to dividends paid on and other proceeds received with respect to the Ordinary Shares, as well as payments of principal and interest on, and the proceeds of a sale or retirement of debt securities received by U.S. Holders effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. U.S. holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. holder’s U.S. federal income tax liability, and a U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION
We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:
•	through underwriters or dealers;
•	through agents;
•	directly to purchasers or a single purchaser; or
•	through a combination of any of these methods.
The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a rights offering;
•	exercises of warrants or other rights;
•
an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the “Securities Act,” to or through a market maker or into an existing trading market on an exchange or otherwise;

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•	privately negotiated transactions; and
•	any other method permitted by applicable law.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:
•	the name or names of any agents or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges or markets on which such securities may be listed.
Sales Through Underwriters or Dealers
If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.
If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.
Direct Sales and Sales Through Agents
We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agents’ fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.
Delayed Delivery Contracts
We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.
At-the-Market Offerings
Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our ordinary shares and warrants, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.
Rights Offerings
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Compensation
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or “FINRA,” all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.
Indemnification
Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.
Stabilization Activities
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
Passive Market Making
Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.
Trading Markets
Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the ordinary shares and warrants, which are quoted on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange and, in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.
Other Matters
Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
We will bear all costs, expenses and fees associated with the registration of the securities offered.

EXPENSES RELATED TO THE OFFERING
Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with securities being registered by the registrant.
U.S. Dollar
SEC Registration Fee	$27,810
FINRA Filing Fee	$45,500
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Printing Expenses	(1)
Transfer Agent Expenses	(1)
Miscellaneous Expenses	(1)
Total	$ (1)
(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
The Company is incorporated in Luxembourg and through its holding company Arrival Luxembourg SARL and its subsidiaries, conducts a majority of its operations outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS
The validity of the Ordinary Shares has been passed upon by Linklaters LLP, Luxembourg counsel to the Company. Certain matters with respect to U.S. federal law will be passed upon for us by Linklaters LLP.
EXPERTS
The consolidated financial statements of Arrival as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, expresses an opinion that Arrival did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Arrival had an ineffective control environment, insufficient policies and procedures that defined personnel’s internal control responsibilities, insufficient personnel, and ineffective risk assessment, and references management’s failure to effectively design and maintain controls in response to risks of material misstatement, management’s failure to design and maintain formal accounting policies and procedures, and ineffective IT general controls.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer.” Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and other information we have filed electronically with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.
We also maintain an Internet website at www.arrival.com. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:
•	our Annual Report on Form 20-F for the year ended December 31, 2021;
•
our Registration Statement on Form 8-A filed with the SEC on March 23, 2021, which incorporates by reference the description of our ordinary shares from our Registration Statement on Form F-4, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F that we file with the SEC prior to the completion or termination of this offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of this offering by identifying in such Forms 6-K that they, or certain parts of their contents, are as being incorporated by reference into this prospectus and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.arrival.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:
Investor Relations
Arrival
60A, rue des Bruyères, L-1274 Howald
Grand-Duchy of Luxembourg
+352 26845062

ARRIVAL

US$300,000,000

Ordinary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants
Units
Rights
PROSPECTUS
    , 2022

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.	Indemnification of Directors and Officers.
Article 441-8 of the 1915 Law provides that the directors shall not incur any personal obligation by reason of the commitments of the company.
Article 441-9 of the 1915 Law provides that the directors, the members of the management committee and the managing executive officer shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The directors and members of the management committee shall be jointly and severally liable towards either the company or any third parties for damages resulting from this violation of the 1915 Law or the company’s articles of association. The directors and members of the management committee shall be discharged from such liability in the case of a violation to which they were not a party, provided no misconduct is attributable to them and they have reported such violation, as regards members of the board of directors, to the first general meeting and, as regards members of the management committee, during the first meeting of the board of directors after they had acquired knowledge thereof.
The Company’s articles of association, which became effective upon completion of the business combination, provide that directors of the Company are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in the Company’s articles of association and mandatory provisions of law, every person who is, or has been, a director or officer of the Company (and his or her heirs, executors and administrators) shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor and by which he or she is not entitled to be indemnified, and against amounts paid or incurred by him or her in the settlement thereof. The words “claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director, officer or shareholder of the Company (i) against any liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company, or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors of the Company.
The Company’s articles of association provide that the right of indemnification provided by such articles of association shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in such articles of association shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. The Company shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including directors and officers of the Company, as the Company may decide upon from time to time.
In connection with the business combination, the Company entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the Company will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.
The Company will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 9.	Exhibits.
The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.
Exhibit Number	Description
1.1#	Form of Underwriting Agreement
4.1	Specimen Ordinary Share Certificate of Arrival Group (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 filed March 31, 2021)
4.2	Form of Senior Indenture
4.3	Form of Subordinated Indenture
4.4#	Form of Senior Note
4.5#	Form of Subordinated Note
4.6#	Form of Warrant Agreement
4.7#	Form of Unit Agreement
4.8#	Form of Rights Agreement
5.1	Legal Opinion of Linklaters
5.2	Legal Opinion of Linklaters
23.1	Consent of KPMG LLP for Arrival
23.2	Consent of Linklaters (included in Exhibit 5.1)
23.3	Consent of Linklaters (included in Exhibit 5.2)
24.1	Power of Attorney
25.1#	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Senior Indenture filed herewith.
25.2#	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the Subordinated Indenture filed herewith.
107	Calculation of Filing Fee Tables
#	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
Item 10.	Undertakings.
(a)	The undersigned hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Arrival pursuant to Section 13 or Section 15(d) of the Securities Exchange

Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)
to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a posteffective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Arrival pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3; and

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned hereby undertakes:
(1)
that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)
for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom on August 2, 2022.
ARRIVAL

By:	/s/ Denis Sverdlov

Name:	Denis Sverdlov

Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Avinash Rugoobur and John Wozniak, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Capacity	Date
/s/ Denis Sverdlov	Chief Executive Officer (principal executive officer)	August 2, 2022
Denis Sverdlov

/s/ John Wozniak	Chief Financial Officer (principal financial and accounting officer)	August 2, 2022
John Wozniak

/s/ F. Peter Cuneo	Chairman of the Board	August 2, 2022
F. Peter Cuneo

/s/ Tawni Nazario-Cranz	Director	August 2, 2022
Tawni Nazario-Cranz

/s/ Alain Kinsch	Director	August 2, 2022
Alain Kinsch

/s/ Kristin O’Hara	Director	August 2, 2022
Kristen O’Hara

/s/ Yungseong Hwang	Director	August 2, 2022
Yungseong Hwang

/s/ Avinash Rugoobur	Director	August 2, 2022
Avinash Rugoobur

/s/ Rexford J. Tibbens	Director	August 2, 2022
Rexford J. Tibbens

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on August 2, 2022.
By:	/s/ Michael Ableson

Name:	Michael Ableson